UNITED STATES SECURITIES AND EXCHANGE COMMISSION

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ARI NETWORK SERVICES, INC.

(Name of Registrant as Specified in its Charter)

PARK CITY CAPITAL, LLC PARK CITY CAPITAL OFFSHORE MASTER, LTD. MICHAEL J. FOX JOHN M. MUELLER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Park City Capital Releases Investor Presentation

Regarding ARI Network Services

DALLAS, TX, December 16, 2016 – Park City Capital, LLC, the beneficial owner of approximately 5.7% of the shares of ARI Network Services, Inc. (Nasdaq Capital Market: ARIS) that has initiated a proxy contest to elect two new directors to ARI’s six-member staggered board at ARI’s annual meeting to be held on January 5, 2017, has released an investor presentation for review by ARI shareholders. The investor presentation explains in greater detail why Park City Capital believes that ARI could currently be sold for a significant premium, why ARI’s current growth plan is not working, and why it believes that change is urgently needed on the ARI board.

Shareholders of ARI may review the investor presentation on the SEC’s website at the following link:

https://www.sec.gov/Archives/edgar/data/879796/000114420416139571/v455045_dfan14a.htm.

Shareholders of ARI should have received Park City Capital’s proxy statement and BLUE proxy card in the mail. Please vote our BLUE proxy card in favor of our director nominees in support of our efforts to effect positive change at ARI for all shareholders.

We urge you not to return any proxy card provided by ARI. To support Park City Capital, you should return our BLUE proxy card and discard any proxy card you receive from ARI. You do not need to (and should not) vote “withhold” on ARI’s proxy card to vote for our director candidates. You should not vote for any of the director candidates nominated by ARI, or on any other matter, by returning ARI’s proxy card. If you have already provided ARI with an executed proxy, you may revoke it by executing a later dated BLUE proxy card.

If you do not receive our BLUE proxy card, or need any assistance with voting, please contact Alliance Advisors, our proxy advisor, toll-free at 855-737-3183.

If you would like to speak with Michael J. Fox of Park City Capital, we urge you to contact him directly at 214-855-0801.

# # #

Park City Capital, LLC and Park City Capital Offshore Master, Ltd. have filed with the Securities and Exchange Commission, and mailed to shareholders on or about November 29, 2016, a definitive proxy statement and a blue proxy card in connection with their solicitation of votes for the election of director nominees at the “2017” annual meeting of shareholders of ARI Network Services, Inc.

Park City Capital Offshore Master, Ltd. beneficially owns 1,000,000 shares of common stock of ARI. Park City Capital, LLC, which is the investment manager of Park City Capital Offshore Master, Ltd., and Michael J. Fox, who serves as the managing member of Park City Capital, LLC, also beneficially own these shares.

Park City Capital, LLC, Park City Capital Offshore Master, Ltd., their control persons, and their nominees to the ARI board are the participants in this proxy solicitation. Information regarding the participants and their interests in the solicitation is included in Park City Capital’s definitive proxy statement and other materials filed with the SEC. SHAREHOLDERS OF ARI SHOULD READ SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE ANNUAL MEETING AND PARK CITY CAPITAL’S NOMINEES TO THE BOARD AND SOLICITATION OF PROXIES. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV OR FROM ALLIANCE ADVISORS, LLC.

Contact:

Alliance Advisors

Peter Casey, 973-873-7710

Toll-free number: 855-737-3183